ATTACHMENT to N-SAR Sub-Item 77C

The annual meeting of stockholders was held on May 28, 2014. The matters considered at the meeting, together with the actual vote tabulations relating to such matters are as follows:

1.

To consider and vote upon a proposal to approve the merger of Tortoise Energy Capital Corporation with and into the Company, including the issuance of additional shares of common stock of the Company in connection therewith.

Vote of Stockholders

No. of Shares
          Affirmative

21,141,930
          Against

415,093
          Abstain

157,797
          Broker Non-votes

8,938,646
          TOTAL

30,653,466

2.

To consider and vote upon a proposal to approve the merger of Tortoise North American Energy Corporation with and into the Company, including the issuance of additional shares of common stock of the Company in connection therewith.

Vote of Stockholders

No. of Shares
          Affirmative

21,123,209
          Against

420,168
          Abstain

171,444
          Broker Non-votes

8,938,645
          TOTAL

30,653,466

3.

To elect two directors of the Company, to hold office for a term of three years and until their successors are duly elected and qualified.

No. of Shares
Conrad S. Ciccotello

     Affirmative

30,373,255
     Withheld

757,976
     TOTAL

31,131,231

No. of Shares
Terry C. Matlack

     Affirmative

30,362,776
     Withheld

768,455
     TOTAL

31,131,231

Each of Charles e. Heath and Rand C. Berney continued as a director with a term expiring on the date of the 2015 annual meeting of stockholders. H. Kevin Birzer continued as a director with a term expiring on the date of the 2016 annual meeting of stockholders.

4.

To approve a proposal to authorize flexibility to the Company to sell its common shares for less than net asset value, subject to certain conditions.

Vote of Common Stockholders of Record

No. of Record Holders
      (72 Stockholders of Record as of Record Date)

Voting
          Affirmative

41
          Against

13
          Abstain

3
          TOTAL

57

Vote of Stockholders

No. of Shares
          Affirmative

20,392,555
          Against

1,044,573
          Abstain

232,849
          Broker Non-votes

8,938,651
          TOTAL

30,608,628

5.

To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending November 30, 2014.

No. of Shares
          Affirmative

30,728,765
          Against

234,556
          Abstain

167,901
          TOTAL

31,131,222

Based upon votes required for approval, each of these matters passed.